Exhibit 99.1

KEVIN HAMMONS NAMED CHIEF FINANCIAL OFFICER

OF COMMUNITY HEALTH SYSTEMS

FRANKLIN, Tenn. (January 2, 2020) – Community Health Systems, Inc. (NYSE: CYH) announced today that Kevin Hammons has been appointed Executive Vice President and Chief Financial Officer, effective January 1, 2020.

Hammons joined Community Health Systems in 1997 and has held numerous financial leadership roles during his more than 20-year tenure, including overseeing accounting and financial reporting, SEC reporting, budgeting, design and implementation of financial systems and processes, capital market transactions, corporate finance and treasury management functions and the Company’s divestiture program. Most recently, he has served as Senior Vice President, Assistant Chief Financial Officer and Treasurer.

Hammons succeeds Thomas J. Aaron, who served as the Company’s Executive Vice President and Chief Financial Officer from May 2017 through his retirement on December 31, 2019.

About Community Health Systems, Inc.

Community Health Systems, Inc. is one of the largest publicly traded hospital companies in the United States and a leading operator of general acute care hospitals in communities across the country. The Company, through its subsidiaries, owns, leases or operates 99 affiliated hospitals in 17 states with an aggregate of approximately 16,000 licensed beds. The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Community Health Systems, Inc. with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, current reports on Form 8-K and quarterly reports on Form 10- Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:	Media Contact:
Kevin Hammons, 615-465-7000	Tomi Galin, 615-628-6607
Executive Vice President and Chief Financial Officer	Senior Vice President, Corporate
or	Communications, Marketing and Public Affairs
Ross W. Comeaux, 615-465-7012
Vice President – Investor Relations

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